SUB-MANAGEMENT AGREEMENT

           This AGREEMENT made this 28th day of August, 2003, between Janus Capital Management LLC, a Delaware limited liability company ("JCM"), Perkins, Wolf, McDonnell and Company, a Delaware corporation ("PWM") and AIG SunAmerica Asset Management Corp., a Delaware corporation ("SAAMCo").

           WHEREAS, JCM has entered into a Subadvisory Agreement with SAAMCo (the "Subadvisory Agreement") with respect to that certain investment series of SunAmerica Style Select Series, Inc. (the "Corporation") listed on Exhibit A attached hereto (the "Series"); and

           WHEREAS, SAAMCo has authorized JCM to delegate any or all of its investment management duties and responsibilities under the Subadvisory Agreement to PWM or any successor entity; and

           WHEREAS, PWM is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

           WHEREAS, JCM desires to delegate to PWM its duties and responsibilities for providing investment advisory services to the Series, and PWM is willing to accept such delegation and to render such investment advisory services.

           NOW, THEREFORE, the parties agree as follows:

                1. DELEGATION.

                (a) Pursuant to the Subadvisory Agreement between JCM and SAAMCo dated April 3, 2002, as amended, SAAMCo authorizes JCM to delegate any or all of its investment management duties and responsibilities under the Subadvisory Agreement to PWM or any successor entity.

                (b) JCM hereby delegates to PWM all the duties and responsibilities required to be performed by JCM for the Series pursuant to Section ___ of the Subadvisory Agreement, a copy of which is attached hereto as Exhibit B. PWM hereby accepts such delegation and agrees to perform such duties and assume such responsibilities, subject to the oversight of JCM. No provision of this Agreement shall relieve JCM of its duties or responsibilities under the Subadvisory Agreement, and JCM shall appropriately oversee, monitor and evaluate PWM's performance of its duties and responsibilities under this Agreement.

                2. FURTHER OBLIGATIONS.

                (a) In all matters relating to the performance of this Agreement, PWM shall act in conformity with the objectives, policies and limitations for the applicable Series set forth in Corporation's current prospectus and statement of additional information, such policies as the Directors of the Corporation may from time to time establish and which have been furnished to PWM in writing, the provisions of the Internal Revenue Code (the
Code) applicable to "regulated investment companies" (as defined in Section 851 of the Code), all as from time to time in effect, and with all applicable federal and state laws governing such Series' operations and investments including without limitation the provisions of the Investment Company Act of 1940, as amended

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(the "1940 Act"), and rules adopted thereunder and applicable federal and state securities, tax and banking laws. For purposes of compliance with the foregoing, PWM shall be entitled to treat each such portion of the assets of each such Series set forth in Exhibit A managed by PWM as though such portion of the assets constituted the entire Series, and PWM shall not be responsible in any way for the compliance of any assets of the Series other than such portion of the assets of such Series managed by PWM, with any of the foregoing or for the compliance of the Series, taken as a whole, with any of the foregoing.

                (b) PWM shall provide timely reports to JCM or SAAMCo on its activities under this Agreement as agreed on from time to time, and shall provide JCM with all information or documents that JCM may reasonably request in connection with this Agreement, including but not limited to certified copies of its financial statements, and such other information with regard to its affairs as JCM or SAAMCo may reasonably request.

                (c) PWM shall maintain all books and records required to be maintained by PWM pursuant to the Investment Advisers Act of 1940, as amended, and shall make such records available to JCM upon reasonable request.

                3. COMPENSATION.

                (a) JCM shall pay to PWM for its services under this Agreement a fee, payable in United States dollars, at the annual rate set forth in Exhibit A attached hereto. This fee shall be based on the average daily net asset value of the portion of the assets of the Series for which PWM actually provides advisory services, and shall be determined by taking an average of all determinations of such net asset value during the month. This fee shall be computed and accrued daily and payable monthly as soon as practicable after the end of each month. For the month during which this Agreement becomes effective and the month during which it terminates, however, there shall be an appropriate proration of the fee payable for such month based on the number of calendar days of such month during which this Agreement is effective.

                (b) PWM shall not be entitled to receive any payment from SAAMCo and shall look solely to JCM for payment of all fees for services rendered, facilities furnished and expenses paid by it under this Agreement.

                4. EXPENSES AND EXCLUDED EXPENSES. PWM shall pay all its own costs and expenses incurred in rendering the services required under this Agreement. Notwithstanding any other provision hereof, it is expressly agreed that PWM shall not be responsible to pay any organizational, operation or business expenses of JCM, SAAMCo or the Corporation including, without limitation, brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Series.

                5. TERMINATION. This Agreement shall continue in full force and effect with respect to each Series until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Directors of the Corporation who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Directors of the Corporation or by vote of a majority of the outstanding voting securities of the Series voting separately from any other series of the Corporation.

                With respect to each Series, this Agreement may be terminated at any time, without penalty, by vote of a majority of the Directors of the Corporation, or by vote of a majority of the

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outstanding voting securities (as defined in the 1940 Act) of the Series, voting separately from any other series of the Corporation, or by JCM or SAAMCo, on not less than 30 nor more than 60 days' written notice to PWM. With respect to each Series, this Agreement may be terminated by PWM at any time, without the payment of any penalty, on 90 days' written notice to JCM, SAAMCo and the Corporation; provided, however, that this Agreement may not be terminated by PWM unless another subadvisory agreement has been approved by the Corporation in accordance with the 1940 Act, or after six months' written notice, whichever is earlier.
The termination of this Agreement with respect to any Series or the addition of any Series to Exhibit A hereto (in the manner required by the 1940 Act) shall not affect the continued effectiveness of this Agreement with respect to each other Series subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the 1940 Act). This Agreement will also terminate automatically in the event that the Subadvisory Agreement by and between JCM and SAAMCo is terminated.

                6. LIMIT OF LIABILITY; INDEMNIFICATION.

                (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties hereunder ("Disabling Conduct") on the part of PWM (or its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with PWM) PWM shall not be subject to liability to JCM, SAAMCo, the Corporation, any such Series or any shareholder of the Corporation or any such Series for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in
Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such Disabling Conduct, JCM shall indemnify and hold harmless PWM (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with PWM) (collectively, the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expense) arising from PWM's conduct under this Agreement.

                (b) PWM agrees to indemnify and hold harmless JCM and SAAMCo and their affiliates and each of their respective directors and officers and each person, who controls JCM within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which JCM and SAAMCo or their affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which may be based upon such Disabling Conduct or any material breach of this Agreement by PWM; provided, however, that in no case is PWM's indemnity in favor of any person deemed to protect or apply to such person against any liability to which such person would otherwise by subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of such person's obligations and duties under this Agreement.

                (c) PWM shall not be liable to JCM, SAAMCo, the Corporation or any such Series for (i) any acts or omission of JCM, SAAMCo, the Corporation or any other subadviser to the Series with respect to the portion of the assets of a Series not managed by PWM and (ii) acts of PWM which result from acts or omissions of JCM, SAAMCo, or the Corporation, including, but not limited to, a failure of JCM to provide accurate and current information with respect to any records maintained by JCM, SAAMCo, the Corporation or any other subadviser to a Series,

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which records are not also maintained by PWM. JCM and SAAMCo agrees that
PWM shall manage the portion of the assets of a Series hereunder as if it was a separate operating series and shall comply with Sections 1 and 2 of this Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Series and qualifications of a Series as a regulated investment company under the Code) with respect to the portion of assets of a Series managed by PWM pursuant to this Agreement. JCM shall indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the conduct of JCM, SAAMCo, the Corporation or any other subadviser with respect to the portion of a Series' assets not managed by PWM pursuant to this Agreement.

                7. ACTIVITIES OF PWM. The investment advisory services provided by PWM hereunder are not exclusive, and PWM is free to render similar services to others so long as its services under this Agreement are not materially adversely affected or otherwise impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of PWM to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar nature or dissimilar nature.

                8. INDEPENDENT CONTRACTOR. PWM shall for all purposes hereunder be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent JCM or SAAMCo, the Series or the Corporation in any way, nor otherwise be deemed an agent of, partner or joint venturer with, JCM, SAAMCo, the Series or the Corporation.

                9. PERMISSIBLE INTERESTS. It is understood that Directors, officers and shareholders of the Corporation are or may become interested in PWM as directors, officers and shareholders of PWM, that directors, officers, employees and shareholders of PWM are or may become similarly interested in the Corporation, and that PWM may become interested in the Corporation as a shareholder or otherwise.

                10. NOTICES. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by certified or registered mail, return receipt requested and postage prepaid:

                (a) To Janus Capital Management LLC at:

                     Janus Capital Management LLC
                     100 Fillmore Street
                     Denver, Colorado 80206
                     Attention: General Counsel

                (b) To Perkins, Wolf, McDonnell and Company at:

                     Perkins, Wolf, McDonnell and Company
                     310 South Michigan Avenue
                     Suite 2600
                     Chicago, Illinois  60604
                     Attention:  President
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                (c) To AIG SunAmerica Asset Management Corp. at:

                     AIG SunAmerica Asset Management Corp.
                     Harborside Financial Center
                     3200 Plaza 5
                     Jersey City, New Jersey 07311
                     Attention:  Robert M. Zakem, Senior Vice President
                                 and General Counsel

                11. AMENDMENTS. This Agreement may be amended by the parties only in a written instrument signed by the parties to this Agreement and only if such amendment is specifically approved (i) by the vote of a majority of those Directors of the Corporation who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Directors of the Corporation or by vote of a majority of the outstanding voting securities of the Series voting separately from any other series of the Corporation.

                12. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Colorado (without giving effect to the conflicts of laws principles thereof) and the 1940 Act. To the extent that the applicable laws of the State of Colorado conflict with the applicable provisions of the 1940 Act, the latter shall control.

                13. MISCELLANEOUS. This Agreement may be executed in two or more counterparts, which taken together shall constitute one and the same instrument. The headings in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions thereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

                14. SEPARATE SERIES. Pursuant to the provisions of the Articles of Incorporation and the General Laws of the State of Maryland, each Series is a separate series of the Corporation and all debts, liabilities, obligations and expenses of a particular Series shall be enforceable only against the assets of that Series and not against the assets of any other Series or of the Corporation as a whole.

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                IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by their officers designated below as of the day and year first above written.


                                          JANUS CAPITAL MANAGEMENT LLC

                                          By:
                                             -----------------------------------

                                          Title:
                                                --------------------------------


                                          PERKINS, WOLF, McDONNELL AND COMPANY

                                          By:
                                             -----------------------------------

                                          Title:
                                                --------------------------------


                                          AIG SUNAMERICA ASSET MANAGEMENT CORP.

                                          By:
                                             -----------------------------------
                                          Title: President and CEO
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                                    EXHIBIT B

                              SUBADVISORY AGREEMENT